31 July 2019

Australian Future Energy Pty Ltd
Level 10
10 Market Street
Brisbane, Qld, 4000
Australia

Synthesis Energy Systems, Inc.
Suite 1700
1 Riverway
Houston, Texas, 77056
United States of America

Amendment to Technology Purchase Option Agreement

Each of Australian Future Energy Pty Ltd ("AFE") and Synthesis Energy Systems, Inc ("SES") are parties to the Technology Purchase Option Agreement (the "Agreement") dated 4 April 2019.

Section 4 of the Agreement refers to the Option Period as follows:

> **Option Period**
>
> This Agreement remains binding upon the Parties for the period between the Effective Date through 31 July 2019 (the "Option Period"). The Option Period may be extended through prior written agreement of both Parties, such agreement not to be unreasonably withheld.
>
> During the Option Period the Purchaser shall complete its required due diligence and the Parties shall complete the necessary definitive agreements for this Transaction.

By purpose of this letter, each of AFE and SES agree to replace the date of 31 July 2019 as contained within Section 4 of the Agreement as the end of the Option Period, and hereby replace such date with the date of 31 August 2019.

All other aspects of the Agreement remain in force and effect as contained within the Agreement.

IN WITNESS WHEREOF, the parties have caused this amendment to the Agreement to be executed and effective as of 31 July 2019.

Kerry J Parker
Chief Executive Officer
Australian Future Energy Pty Ltd

Robert W Rigdon
President and Chief Executive Officer
Synthesis Energy Systems, Inc.